UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Angi Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street, Suite 700 Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2026, Angi Inc. (“Angi” or the “Company”) announced that Jeffrey W. Kip ceased to serve as Chief Executive Officer of the Company and as a member of the board of directors of the Company (the “Board”), effective as of September 22, 2026 (the “Separation Date”). Mr. Kip will remain as a non-employee advisor to the Company until March 22, 2027. In connection with Mr. Kip’s transition, the Board appointed Michael Steib, a non-employee member of the Board, to succeed Mr. Kip as the Company’s Chief Executive Officer, effective as of the Separation Date. In addition, the Company announced that effective as of September 22, 2026, Joseph Levin, current Executive Chairman of the Board, stepped down as Executive Chairman of the Board and as an executive officer of the Company. Mr. Levin will continue to serve as Chairman of the Board and an employee of the Company. In connection with these transitions, the size of the Board was reduced by one to consist of nine members.

Mr. Steib, age 50, has been a member of the Board since August 2026. Mr. Steib served as President and Chief Executive Officer and a member of the board of directors of TEGNA Inc. (NYSE: TGNA) (acquired by Nexstar Media Group), a local media and technology company, from August 2024 to May 2026. Prior to joining TEGNA, Mr. Steib served as Chief Executive Officer and a member of the board of directors of Artsy, Inc., an online marketplace for fine art, from July 2019 to June 2024. From July 2013 to January 2019, Mr. Steib served as Chief Executive Officer of XO Group Inc. (NYSE: XOXO), the parent company of The Knot Inc., a digital wedding planning platform and local vendor marketplace. Prior to that, Mr. Steib served as Chief Executive Officer of Vente Privee USA, a joint venture between American Express and Veepee, a European e-commerce company, from July 2011 to March 2013, and held various executive positions at Google Inc. (now Alphabet Inc.) from January 2007 to July 2011, and at NBC Universal, a media and entertainment conglomerate, from April 2001 to January 2007. Mr. Steib also served as a member of the board of directors of Ally Financial Inc., a digital financial services company, from July 2015 to March 2024 and has served as chairman of the board of three non-profits: Change.org, Literacy Partners, and Career Gear. He is a published author and former podcast host on leadership and professional development and holds B.A. degrees in economics and international relations from the University of Pennsylvania.

In connection with these transition matters, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Kip and an employment agreement (the “Employment Agreement”) with Mr. Steib, in each case, dated as of September 22, 2026. The material terms of these agreements are described below.

Separation Agreement with Mr. Kip

The Separation Agreement provides that, subject to Mr. Kip’s satisfaction of a release of claims requirement and his compliance with certain restrictive covenants, Mr. Kip will receive the severance benefits set forth in his existing employment agreement with the Company, dated as of November 13, 2023, as amended April 5, 2024, and his amended and restated performance stock unit agreement with the Company, dated as of August 3, 2026, in each case, due upon a termination of employment without cause, as well as (a) an additional cash payment of $325,000 payable in equal biweekly installments, representing six months of base salary continuation over the Consulting Period (described below) and (b) a cash payment equal to the amount of applicable monthly COBRA premiums for continuation coverage for up to 18 months, payable in equal biweekly installments.

In addition, under the Separation Agreement, Mr. Kip has agreed to provide consulting services to the Company to facilitate an orderly transition of his duties beginning on the Separation Date through March 22, 2027 (the “Consulting Period”). During and after the Consulting Period, Mr. Kip will remain subject to the restrictive covenants set forth in his existing employment agreement with the Company, with such post-termination covenants to run for 12 months from the last day of the Consulting Period. Subject to satisfaction of conditions outlined in the Separation Agreement, (a) on the last day of the Consulting Period, Mr. Kip will vest in (i) 55,000 restricted stock units (“RSUs”) granted November 13, 2023 and (ii) 166,667 RSUs granted April 18, 2026, and (b) upon a “Change in Control” (as defined in the Company’s Amended and Restated 2017 Stock and Annual Incentive Plan (the “Plan”)) that occurs during the Consulting Period, or that occurs pursuant to a transaction agreement entered into during the Consulting Period, Mr. Kip’s equity awards that remained outstanding and unvested immediately following the Separation Date (after giving effect to accelerated vesting pursuant to Mr. Kip’s Separation Agreement and at the end of the Consulting Period) will vest in full.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026.

Employment Agreement with Mr. Steib

The Employment Agreement is effective as of September 22, 2026 (the “Effective Date”) and has an initial term of six years from the Effective Date, which will automatically renew for successive one-year periods until either party provides 90 days’ prior written notice of non-renewal. The Employment Agreement provides Mr. Steib with an annual base salary equal to $1.00 and no cash incentive opportunity. Pursuant to the Employment Agreement, Mr. Steib will be granted the following equity awards under the Plan: (a) an RSU award covering 1,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (“Common Stock”), which will vest in equal annual installments over four years, subject to continued employment through the applicable vesting date, and (b) performance-based RSUs (“PSUs”) covering 1,000,000 shares of Common Stock, which will be eligible to vest as follows, subject to continued employment through the applicable vesting date: (i) 300,000 PSUs on the later of the first anniversary of the Effective Date and achievement of a $10.00 stock price hurdle on or after such date, (ii) 300,000 PSUs on the later of the second anniversary of the Effective Date and achievement of a $12.00 stock price hurdle on or after such date, (iii) 300,000 PSUs on the later of the third anniversary of the Effective Date and achievement of a $14.00 stock price hurdle on or after such date, and (iv) 100,000 PSUs on the later of the fourth anniversary of the Effective Date and achievement of a $20.00 stock price hurdle on or after such date; provided that any PSUs that remain outstanding and unvested on the sixth anniversary of the Effective Date will be forfeited and canceled. In each case, the applicable stock price hurdle will be achieved if the volume-weighted average closing price of Common Stock equals or exceeds the specified hurdle for a period of thirty (30) consecutive trading days. Upon the consummation of a Change in Control, the RSUs will vest in full, and the PSUs will be immediately earned and vested based on the achievement of the foregoing stock price hurdles as measured against the consideration paid per share of Common Stock to shareholders in such Change in Control (or the value attributable to such shares), rather than based on a volume-weighted average closing price. To the extent there are insufficient shares available under the Plan to deliver Mr. Steib’s RSUs and PSUs in shares of Common Stock and the Company’s shareholders fail to approve a new equity plan and the Company is otherwise unable to deliver shares of Common Stock in settlement of such awards, the Company will be required to settle such awards for cash.

If Mr. Steib’s employment is terminated by the Company other than for cause, death, or disability, or if he resigns for good reason (with cause, disability and good reason each being as defined in the Employment Agreement), subject to his satisfaction of a release of claims requirement and compliance with certain restrictive covenants, any then-outstanding and unvested RSUs that would have vested within the following 24 months will immediately vest, and any PSUs will remain eligible to vest for 6 months following the date of termination (or, if earlier, the sixth anniversary of the Effective Date).

The Employment Agreement subjects Mr. Steib to non-competition and employee and business partner non-solicitation restrictive covenants that apply during the employment term and for twenty-four (24) months thereafter, as well as a perpetual confidentiality covenant.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026.

On and after the Effective Date, Mr. Steib will no longer be eligible for compensation in accordance with the Company’s Summary of Non-Employee Director Compensation Arrangements, as in effect from time to time. Mr. Steib’s previously granted equity award agreements under the Plan will remain outstanding in accordance with their terms.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on September 22, 2026 regarding the executive transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of September 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

By:	/s/ Shannon M. Shaw
Name:	Shannon M. Shaw
Title:	Chief Legal Officer

Date: September 22, 2026